UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 22, 2025
Date of Report (date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508		25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

800 Philadelphia Street	Indiana	PA	15701
(Address of Principal Executive Offices)			(Zip Code)
(800) 325-2265
Registrant's telephone number, including area code

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 22, 2025, Christine Toretti, Chair of the Board of Directors (the “Board”) of S&T Bancorp, Inc. (the “Company”), notified the Board of her decision to resign from the Board and as independent Chair effective September 28, 2025 (the “Effective Date”), with respect to her confirmation as an ambassador to Sweden by the United States Senate. Ms. Toretti's decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Ms. Toretti is also resigning from the Board of Directors of S&T Bank.
Item 7.01 Regulation FD Disclosure.
A copy of the Company’s press release announcing Ms. Toretti’s resignation and the Company’s Chair and Lead Independent Director appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01 Other Events.
Chair and Lead Independent Director Appointments
At a special meeting held on September 24, 2025, in connection with Ms. Toretti’s notice of resignation, the Board, including all members of the Nominating and Corporate Governance Committee, approved combining the roles of Chief Executive Officer and Chair and appointing Christopher J. McComish to serve as the Chair of the Board as of the Effective Date. The Board also created a Lead Independent Director position on the Board and appointed Jeffrey D. Grube, board director since 1997, Chair of the Credit Risk Committee and member of Audit Committee, Compensation & Benefits Committee, Executive Committee and Risk Committee, to serve as its Lead Independent Director as of the Effective Date. The duties of the Lead Independent Director are broad and substantive, promoting strong independent oversight over management and accountability to shareholders. The Board appointed Mr. McComish as Chair, given his four years of leading the company as CEO, his solid performance and the performance of the Company. The Board is confident that this experience best positions him to capitalize on a deep understanding of the Company’s business to identify the most critical business issues that should be raised for consideration by the Board.
The Board believes these appointments and corporate governance changes are in the best interests of the Company and its shareholders.
Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit No. Description of Exhibit

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 24, 2025
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
September 24, 2025	Mark Kochvar Senior Executive Vice President, Chief Financial Officer